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EXHIBIT 10.32

CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXCLUSIVE MARKETING AND DISTRIBUTION AGREEMENT

    This EXCLUSIVE MARKETING AND DISTRIBUTION AGREEMENT (the "Agreement") is made by and between Fiberstars, Inc., a California corporation with its principal place of business at 44259 Nobel Drive, Fremont, California 94538 ("Fiberstars"), and Laars, Inc., a Delaware corporation with its principal place of business at 6000 Condor Drive, Moorpark, California 93021-2601("Distributor"), and is effective as of the 31st of July, 2000 (the "Effective Date").

RECITALS

    A.  Fiberstars is engaged in the manufacture and sale of certain pool products including fiber-optic lighting systems.

    B.  Distributor is engaged in the marketing, sale and distribution of pool products.

    C.  Distributor desires to obtain from Fiberstars, and Fiberstars desires to grant to Distributor, exclusive rights to market, sell and distribute pool products manufactured by Fiberstars upon the terms and conditions set forth in this Agreement.

    NOW, THEREFORE, in consideration of the mutual representations, promises and covenants set forth herein, the parties agree as follows:

AGREEMENT

    1.  Definitions.

    1.1. "Affiliate" of any specified person means any other person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified person.

    1.2. "Change in Control" with respect to any entity shall mean the occurrence of any of the following: (i) any acquisition of fifty percent (50%) or more of the outstanding shares of the voting stock of such entity by any person or group (as defined in Section 13d of the Securities Exchange Act of 1934, as amended); (ii) the dissolution, liquidation, sale, lease or other disposition of all or substantially all of the assets of such entity; or (iii) a merger, share exchange, reorganization or consolidation of such entity with any other entity in which the stockholders of such entity immediately preceding such merger, reorganization or consolidation will not own a majority of the outstanding capital stock or equity interests of the surviving entity (whether or not such entity is the surviving entity) immediately after such merger, reorganization or consolidation.

    1.3. "Net Sales" shall mean for any period, the aggregate dollar amount invoiced by Fiberstars or any of its Affiliates during such period in connection with the sale or other distribution of the Products in the Territory, less sales or excise taxes, customs, and duties and assuming no discounts, rebates or other incentives or promotions given with respect to the Products.

    1.4. "Products" shall mean the pool products set forth on Schedule 1 hereto which constitute all pool products that Fiberstars manufacturers as of the date hereof for the in-ground pool market business. Products may be discontinued or changed by Fiberstars, upon at least 60 days prior written notice to Distributor and pursuant to Section 6.3. Additional Products may be added to Schedule 1 and become subject to the terms and conditions of this Agreement. In addition, Fiberstars agrees to make available to Distributor to market, sell and distribute within the Territory any improved, modified, enhanced, upgraded or replacement Product, and such product shall be treated as a Product hereunder and shall be added to Schedule 1.

    1.5. "Territory" shall mean (a) the United States (including Alaska and Hawaii) and (b) Canada.

    2.  Appointment and Authority of Distributor.

    2.1.  Appointment.  Subject to the terms and conditions set forth herein, Fiberstars appoints Distributor as the exclusive distributor to promote, market, distribute and sell the Products in the Territory and Distributor accepts such appointment. Distributor shall not directly or indirectly solicit customers for the Product who are located outside the Territory without the prior written consent of Fiberstars.

    2.2.  Independent Contractors.  The relationship of Fiberstars and Distributor shall be that of independent contractors, and nothing contained in this Agreement shall constitute the parties as partners, joint ventures, employer and employee, or otherwise as agents or participants in a joint undertaking. Other than as set forth in this Agreement, neither party may direct or control the activities of the other party or incur or assume any obligation on behalf of the other party or bind such other party to any obligation for any purpose whatsoever.

    3.  Responsibilities of Distributor.

    3.1.  Sales Force.  Distributor, at its expense, will maintain its existing mainstream sales force to provide marketing and sales support of the Products for Fiberstars' in-ground pool market business. Distributor will use commercially reasonable efforts to ensure that its Fiberstars Product Sales Force will have sufficient Product knowledge. Distributor will provide quality sales coverage throughout the Territory.

    3.2.  Marketing.  Prior to the beginning of each annual selling season the parties will work together to plan, and mutually agree upon a budget for, the Marketing Activities to be performed by Distributor. The Marketing Activities shall be reviewed by the parties on a quarterly basis if desired by either party. Distributor shall fund the budget, with reimbursement from Fiberstars as provided below under "Marketing Fee". For purposes of this Agreement, "Marketing Activities" shall be the following: (1) holding regular sales meetings, (2) representing Fiberstars in trade shows, (3) creating and distributing product literature, (4) supporting cooperative advertising (5) advertising Fiberstars products, (6) handling public relations for Fiberstars products, (7) conducting direct mail programs, and miscellaneous sales promotion activities as appropriate, and (8) creating customer showroom pools and/or displays according to the mutual agreement of the parties (for such projects, Fiberstars will provide fiber optic lighting materials and Distributor will provide workmanship, design, and all other non-fiber optic lighting materials). The proposed 1st year budget as agreed is attached as Exhibit A. Distributor shall use commercially reasonable efforts to perform the Marketing Activities in a manner consistent with generally accepted marketing practices for such services in the industry.

    4.  Responsibilities of Fiberstars.

    4.1.  Product Responsibilities.  Fiberstars, at its expense, will provide the following: (a) subject to Section 6.1, reasonable quantities of price lists for the Products to Distributor, (b) all aspects of manufacturing of the Products and maintenance of adequate inventory of the Products and all storage and storage facilities for the Products until they are shipped to customers, (c) all customer service functions relating to the Products, (d) payment of all transportation and shipping costs associated with the Products, (e) samples of the Products for dealer demos (subject to budget limitations set by Fiberstars), (f) all costs and expenses associated with Fiberstars' employees, agents and sales force working directly for Fiberstars, (g) all order processing for the Products, including, without limitation, order handling, credit approvals, invoicing, collections, and shipment of the Products to customers, and (h) all warranty costs and administration associated with the Products.

    4.2.  Promotions.  Fiberstars, at its expense and in its sole discretion, may provide the following (and, with respect to (a) through (c), whenever possible, at least 45 days notice to Distributor): (a) dealer incentive plans and early buy promotions and other deals for the Products, (b) distributor rebates and growth programs for the Products, (c) any additional discounts for the Products, and (d) technical updates and manuals concerning the Products. Fiberstars will provide sufficient personnel to participate in sales meetings, training and customer events.

    5.  Payments to Distributor.

    5.1.  Sales Fee.  During the continuation of this Agreement and as compensation for services rendered by Distributor pursuant to Section 3.1, Distributor shall receive (a) [*] percent ([*]%) of the monthly Net Sales (the "Sales Fee"), and (b) (i) for the fiscal year beginning November 1, 2000 and ending October 31, 2001("FY 2001"), a bonus of [*] percent ([*]%) of the aggregate Net Sales during FY2001 provided such Net Sales exceed $[*] provided the product code named "Jazz" is shipped by April 30, 2001, otherwise the million provided the product code named "Jazz" is shipped by April 30, 2001, otherwise the bonus will be payable if Net Sales exceed [*]% of the prior year's Net Sales, and (ii) for each fiscal year after FY 2001, a bonus of [*] percent ([*]%) of the aggregate Net Sales during such fiscal year provided such Net Sales equal or exceed [*]% of the prior fiscal year's Net Sales. The Sales Fee for each month shall be due and payable by Fiberstars to Distributor by the 15th day of the following month. Bonuses for any fiscal year beginning with FY2001 are payable to Distributor by December 15th following the end of such fiscal year. Each such payment shall be accompanied by an itemized statement by Product indicating the calculation of such Sales Fee and bonus amount.

    5.2.  Marketing Fee.  In addition to the compensation payable pursuant to Section 5.1, Distributor shall also receive [*] percent ([*]%) of the monthly Net Sales (the "Marketing Fee") for services performed pursuant to Section 3.2 beginning January 1, 2001. The Marketing Fee for each month shall be due and payable by Fiberstars to Distributor by the 15th day of the following month. Each such payment shall be accompanied by an itemized statement by Product indicating the calculation of such Marketing Fee. In addition, from July 31, 2000 through December 31, 2000 Fiberstars will pay Distributor for the cost to produce one (1) piece of product literature with the price, content, artwork, and other terms to be mutually agreed upon. Additionally, Fiberstars will pay Distributor for the cost to incorporate the Products into Distributor's tradeshow booths as mutually agreed upon.

    5.3.  Late Payments.  Any payment not made by its due date under this Agreement shall accrue interest at the lesser of two (2) percent per annum or the maximum rate permitted by law.

    6.  Products.

    6.1.  Price of Products.  The prices for the Products shall be as listed in Exhibit B. Changes to the prices in Exhibit B may be made effective by Fiberstars only upon Fiberstars's prior written notice to Distributor provided at least sixty (60) days prior to the effective date.

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    6.2.  Standards.  Fiberstars shall produce the Products in accordance with the standards and terms contained in all labels, Product information and specifications. Fiberstars shall produce the Products in accordance with all applicable laws and regulations. Fiberstars will provide Distributor with 15 days prior written notice of any alterations to the specifications of any Product, including significant changes in Fiberstars' manufacturing processes or materials used. Fiberstars represents and warrants to Distributor that it has all right, title and interest in the Products to rightfully sell and transfer such Products to customers, dealers, distributors and the Distributor free of any liens or other encumbrances of any nature and the provisions of this Agreement. Furthermore, Fiberstars represents and warrants that no person or entity other than Fiberstars and its Affiliates has any claim or ownership of the Products or of the know-how or other intellectual property rights relating to the Products and that the Products do not and will not infringe upon any patent or trademark, valid or invalid, or any other ownership right of any other person or entity.

    6.3.  Additional Products.  Subject to the terms and conditions of this Agreement, if Fiberstars offers for sale any new product in the in-ground pool market business (an "Additional Product"), Fiberstars will notify Distributor in writing of such Additional Product at least sixty (60) days prior to Fiberstars' projected launch date of such Additional Product. During the continuation of the Agreement, Distributor shall be required to add such additional Products to its product offering. Such Additional Product shall constitute a Product hereunder and be added (or deemed to be added) to Schedule 1.

    6.4.  Taxes.  All prices quoted in Exhibit B are exclusive of any applicable taxes and/or duties.

    6.5.  Purchase Orders.

      6.5.1.  Placement of Purchase Orders.  All orders for Products will be placed pursuant to a written purchase order placed by Distributor or dealers or distributors in the Products and shall include: (i) a description of the Products; (ii) the quantity of Products; (iii) the requested shipping dates; and (iv) destination and routing instructions.

      6.5.2.  Order Processing.  Fiberstars will handle processing of all purchase orders including, without limitation, order handling, credit approvals, invoicing, collections and shipment of Products to customers. Fiberstars will use its best efforts to fill purchase orders promptly. Fiberstars shall use its best efforts to notify Distributor, dealer or distributor in writing within fifteen (15) days of receipt of a purchase order if any changes are necessary. All or a portion of any purchase order placed hereunder may be canceled, provided Fiberstars is notified of such cancellation at least thirty (30) days prior to the scheduled date of shipment of the affected Product. Delivery shall be scheduled as mutually agreed upon between Fiberstars and Distributor, dealer or distributor. Fiberstars shall use commercially reasonable efforts to meet any delivery dates on such purchase orders.

    6.6.  Shipment, Packing, Risk of Loss.

      6.6.1.  Shipping Charges and Risk of Loss.  Fiberstars will be responsible for all expenses incurred with transportation and shipment (including routing, rigging and accessorial charges) of the Products to customers. Fiberstars hereby assumes the risk of loss or damage to any Products until such Products are received by the ultimate purchaser and agrees that at no time will title to the Products and/or risk of loss or damage to the Products pass to Distributor. Fiberstars shall also be responsible for paying insurance charges incurred with any transportation or shipment of Products.

      6.6.2.  Method of Shipment.  Unless otherwise agreed, Fiberstars will ship the Products to customers in accordance with its standard shipping practices.

      6.6.3.  Packing.  Unless otherwise agreed in writing, all Products shall be packed for shipment and storage in accordance with standard commercial practices.

    7.

    Sales Reports/Audits.  Upon execution of the Agreement, Fiberstars will provide Distributor with reports showing the last twelve months of Fiberstars' sales activity, sorted by month, customer and geographic region. Following execution of the Agreement, Fiberstars will provide sales reports to Distributor on a monthly basis by geographic region. Fiberstars will maintain complete and accurate books and records with respect to sales of the Products, and Distributor shall have the right to examine, audit and copy such books and records upon reasonable notice to Fiberstars at any time prior to the expiration of the term and for a period of one (1) year thereafter. As part of Distributor's examination of the books and records, Distributor may also inspect the facilities of Fiberstars which are used or provided in connection with the sale and stocking of the Product. In the event Distributor's examination of Fiberstars books and records reveal an underpayment to Distributor, then Fiberstars shall pay within fifteen (15) days any underpayment. Additionally, Distributor may audit Fiberstars records regarding order handling of orders from Distributor upon reasonable notice to Fiberstars once per year at Distributor's expense.

    8.  Trademarks.

    During the term of this Agreement, Distributor shall have the right to indicate to the public that it is an authorized distributor of Fiberstars' products. Fiberstars hereby grants to Distributor the nonexclusive right to use the trademarks, marks and trade names that Fiberstars' may adopt from time to time ("Fiberstars Trademarks"), including, without limitation, the right to advertise, within the Territory, such Products under the Fiberstars Trademarks. The Fiberstars Trademarks are registered in the United States and Canada. The Fiberstars name and logo shall be used for all Products and Distributor shall not alter or remove any Fiberstars Trademarks applied to Products by Fiberstars. Distributor will use the Fiberstars Trademarks to help promote the Products. All use of Fiberstars' trademarks and brand names is subject to Fiberstars' approval.

    9.  Noncompetition.

    9.1.  During the Term of this Agreement.  During the term of this Agreement (a) neither Distributor nor any of its Affiliates will engineer, develop, source, market, produce or manufacture any products in or for the pool lighting market; and (b) neither Fiberstars nor any of its Affiliates, will engineer, develop, source, market, produce or manufacture any non-lighting products for the pool equipment market.

    9.2.  Following Termination of this Agreement.  If Fiberstars terminates this Agreement pursuant to Section 15.1.3, 15.1.4, 15.1.6, 15.1.7 or 15.1.8, neither Distributor nor any of its Affilliates will engineer, develop, source, market, produce or manufacture any products in or for the pool lighting market during the one year period immediately following such termination of this Agreement. If Distributor terminates this Agreement pursuant to Section 15.1.2, 15.1.4,15.1.6, 15.1.7 or 15.1.8, neither Fiberstars nor any of its Affiliates, will engineer, develop, source, market, produce or manufacture any non-lighting products for the pool equipment market in which Distributor markets products, during the one year period immediately following such termination of this Agreement.

    10.  Publicity.  Any and all publicity or disclosure of any kind whatsoever with regard to this Agreement and/or the transactions contemplated hereby shall be determined by the parties based upon mutual agreement and approval signed in writing by both parties, except that any disclosures required to be made by a party under any applicable federal or state securities laws or any securities exchange or stock market shall not require approval of the other party. Notwithstanding the foregoing, each party shall cooperate with the other party to obtain a protective order or request confidential treatment with respect to any terms of this Agreement and/or the transactions contemplated hereby as requested by the other party in any filing with the Securities and Exchange Commission, any other governmental authority, or any securities exchange or stock market.

    11.  Liability Insurance.  Fiberstars shall maintain insurance as described below during the term of this Agreement, and shall provide Distributor within fifteen (15) days following the Effective Date with Certificates of Insurance showing that such types and amounts of insurance have been obtained:

       (i) Commercial general liability insurance which shall include products/completed operations liability, contractual liability, personal injury and advertising liability and broad form property damage coverage with limits of at least $5,000,000 per occurrence combined single limit. Required coverage limit may be satisfied through a combination of Commercial General Liability and Umbrella/Excess Liability policies. All policies shall be endorsed to provide and certificates of insurance will be issued to reflect that the Distributor is named as an additional insured under such policies.

      (ii) Insurance covering loss or damage of any Products during storage or transportation and/or shipment.

      (iii) Worker's compensation and Employer's Liability insurance providing statutory coverage with a limit of liability for Employer's Liability (Coverage B) of not less than $250,000 per occurrence.

    12.  Limited Warranty.

    12.1.  Warranty; Disclaimer.  Fiberstars warrants that all Products except lamps, shall conform to the requirements and terms in the labeling, specifications, product literature and this Agreement and shall be free from defects in design, manufacturing, materials, and workmanship for a period beginning upon delivery and ending one (1) year after delivery by Fiberstars to the customer. Additionally, Fiberstars warrants all Products against all latent defects in design, manufacturing, materials, and workmanship discovered at any time. In the event of any breach of the foregoing warranty, the purchaser may return the Product to Fiberstars (delivery or postage paid by Fiberstars) for repair or replacement, at Fiberstars' option. This warranty shall apply to Distributor, dealers and other distributors and any ultimate purchaser of any of the Products. Fiberstars further agrees to reimburse Distributor, dealers and other distributor for all costs incurred in the recall of defective Products and for all expenditures made in the settlement of any claim against Distributor relating to the defective Products. Distributor may not modify or increase Fiberstars' product warranty in any respect, whether expressly or by implication.

EXCEPT AS PROVIDED HEREIN, FIBERSTARS MAKES NO WARRANTY CONCERNING THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. ALL SUCH WARRANTIES ARE EXPRESSLY DISCLAIMED.

    12.2.  Repairs Not Covered Under Warranty.  In addition to repairs provided for under Section 12.1, Fiberstars agrees to provide repair services on all Products during the respective periods during which the Products are manufactured by Fiberstars, and for a period of five (5) years after the Products have been discontinued. Repair charges shall be at Fiberstars' prevailing repair charge rates. In cases where component parts for specific Products are no longer available from the component manufacturer after the Products have been discontinued, repair services will mean Fiberstars will offer to sell a newer model as a replacement unit at prevailing replacement charge rates.

    13.  Indemnification.

    13.1.  Fiberstars' Indemnity.  Fiberstars agrees to indemnify, defend and hold harmless Distributor and its Affiliates from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, incurred by Distributor or such Affiliates arising out of or relating to (a) any breach by Fiberstars of its representations, warranties, covenants and agreements under this Agreement; (b) any third party claims, actions, suits or proceedings whether in tort, contract or otherwise alleging personal injury or death, or any damage to any property, caused or allegedly caused by any negligent act or omission by Fiberstars, any defect in any Product, or the failure to warn any person of any defect in any Product; (c) any infringement or alleged infringement or violation or alleged violation of the Fiberstars Trademarks or any other intellectual property utilized in the Products; and (d) any loss or damage to any Products incurred during storage or transportation or shipment from Fiberstars to any customers.

    13.2.  Distributor's Indemnity.  Distributor agrees to indemnify, defend and hold harmless Fiberstars and its Affiliates from and against any claims, losses, damages, liabilities, causes of action, suits, costs and expenses, including all reasonable attorneys' fees and disbursements of counsel and expenses of investigation, incurred by Fiberstars or such Affiliates arising out of or relating to (a) any breach by Distributor of its representations, warranties, covenants and agreements under this Agreement; (b) any unauthorized alteration or change by or on behalf of Distributor of any Product; and (c) any use made by or on behalf of Distributor of any Product in violation of this Agreement.

    13.3.  Claims for Indemnification.  Whenever any indemnification claim arises under this Agreement, the party seeking indemnification (the "Indemnified Party") shall promptly notify the other party (the "Indemnifying Party") of the claim and, when known, the facts constituting the basis of such claim; provided, however, that failure to give such notice shall not relieve the Indemnifying Party of its obligation hereunder unless and to the extent that such failure substantially prejudices the Indemnifying Party.

    13.4.  Third Party Claims.  In the event of a third party claim giving rise to indemnification hereunder, the Indemnifying Party may, upon prior written notice to the Indemnified Party, assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party, and shall thereafter be liable for all expenses incurred in connection with such defense, including attorneys' fees and expenses; provided, however, that if the Indemnifying Party assumes the defense of any such claim, the Indemnified Party may participate in such defense at its own expense and with counsel of its choice; provided further, however, that if there are one or more legal defenses available to the Indemnified Party that conflict with those available to the Indemnifying Party or there exists any other conflict of interest, the Indemnifying Party shall not have the right to assume the defense of such claim but the Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party and to participate in the defense thereof. If the Indemnifying Party elects to control the defense of such claim, it shall do so diligently and shall have the right to settle any claim for monetary damages, provided such settlement includes a complete and absolute release of the Indemnified Party. Notwithstanding anything to the contrary, the Indemnifying Party may not settle any claims for fines, penalties or the like without the prior written consent of the Indemnified Party.

    13.5.  Remedy.  The indemnification provided for under this Section 13 is not the exclusive remedy for breach of any provision of this Agreement.

    14.  Term.  The term of this Agreement shall commence on July 31, 2000 and shall continue until July 31, 2003, unless earlier terminated pursuant to Section 15. This Agreement shall be renewed automatically for successive three (3) year periods, unless either party provides notice of its intent not to renew the agreement not less than 90 days or more than 180 days prior to the end of any three (3) year period. Each renewal period shall be on the same terms and conditions as contained in this Agreement.

    15.  Termination.

      15.1.  This Agreement may be terminated as follows:

        15.1.1.  By the parties upon their mutual written agreement.

        15.1.2.  By Distributor if Fiberstars (a) fails to ship orders within 30 days (60 days, if failure is due to the failure of a component supplier to supply parts) of receipt of orders for the Products for the majority of purchase orders received over any continuous 60-day period, (b) fails to pay any amount due hereunder within 15 days of when such payment is otherwise due, (c) fails to allow Distributor to represent any of its existing or new product lines, and/or (d) materially fails to provide quality products.

        15.1.3.  By Fiberstars if the Net Sales for any fiscal year fall below [*]% of sales for the prior fiscal year's Net Sales, unless such shortfall is in conjunction with either: (a) significant warranty claims or product returns; (b) the material non-performance by Fiberstars of its obligations hereunder, or (c) any material economic or market factors affecting the pool business beyond the reasonable control of Distributor.

        15.1.4.  Other than for the reasons set forth in Sections 15.1.2 and 15.1.3, either party shall have the right to terminate this Agreement upon at least thirty (30) days prior written notice to the other party in the event that the other party has breached a material provision of this Agreement and has not cured such breach during said thirty (30) day period.

        15.1.5.  By either party upon a Change in Control but only as follows: if a party (the "Initiating Party") becomes party to or involved in a transaction which could cause a Change in Control, the Initiating Party shall immediately notify the other party (the "Responding Party"). The Responding Party will have fifteen (15) days from the date of receipt of such notice to withhold its consent to such Change in Control, by notifying the Initiating Party in writing. If the Responding Party does not respond during such fifteen (15) day period, the Responding Party will be deemed to have consented to the transaction. If the Responding Party does withhold its consent to the Change in Control as described above, then this Agreement will terminate on the consummation of such Change in Control transaction.

        15.1.6.  By either party upon notice to the other party, in the event that the other party (i) files a petition in bankruptcy or similar proceeding, (ii) has a petition in bankruptcy or similar proceeding filed against it and such proceeding is not dismissed within sixty (60) days after filing, (iii) has a receiver appointed for its assets which is not withdrawn within sixty (60) days or (iv) makes a general assignment for the benefit of its creditors.

        15.1.7.  By either party, with or without cause, upon 90 days notice to the other party, provided that the effective date of such notice is the end of any three year agreement period.

        15.1.8.  By either party upon 60 days notice if the net book value of the other party falls below 50% of the net book value of such company on the effective date, unless such decrease in net book value is a direct result of a merger, disposition, equity transaction or some other non-operational cause.

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        15.1.9.  By either party upon 60 days notice unless as a result of one or more of paragraphs 15.1.1 through 15.1.8, provided the terminating party pays a $[*] severance payment to the other party. In the event Fiberstars terminates this Agreement under this paragraph 15.1.9, such $[*] payment shall be in lieu of any other payment by Fiberstars to Distributor hereunder excepting any payments due for sales or marketing activities through the termination date under paragraphs 5.1(a), 5.1(b) or 5.2, except that if termination is prior to May 1 in any year paragraph 5.1(b) shall not apply. If termination is on or after May 1 but before October 31 in any year, then paragraph 5.1(b) shall apply and the [*]% bonus shall be payable provided that Net Sales from November 1 of the prior year through the termination date are greater than [*]% of the prior year's Net Sales for the same period.

    15.2.  Post Termination Deliveries.  In the event of termination of this Agreement by either party pursuant to Section 15.1. Fiberstars shall continue to make delivery of Products on order within ninety (90) days following the date of termination of this Agreement unless otherwise requested by Distributor in writing. In the event of termination, Distributor agrees to immediately discontinue the use of the Fiberstars logo and trademarks and to return within 90 days any material in its possession which contains the Fiberstars logo.

    16.  Miscellaneous.

    16.1.  Notices.  Any notices or other communications given by either party under this Agreement shall be in writing and shall be (a) delivered personally, (b) transmitted by facsimile machine with confirmation in writing mailed first class, (c) sent by a nationally recognized overnight courier or overnight mail that guarantees overnight delivery or (d) sent by registered or certified United States mail with return receipt requested, postage prepaid, addressed as follows:

If to Fiberstars:	Fiberstars, Inc. 44259 Nobel Drive Fremont, California 94538 Attention: Barry Greenwald Facsimile No.: 510-490-0947
With a copy to:	Fiberstars, Inc. 44259 Nobel Drive Fremont, California 94538 Attention: Bob Connors Facsimile No.: 510-490-0947
If to Distributor:	Laars, Inc., 6000 Condor Drive Moorpark, California 93021-2601 Attention: Robert J. Rasp Facsimile No.: (805) 523-2314
With a copy to:	Water Pik Technologies, Inc. 23 Corporate Plaza, Suite 246 Newport Beach, CA 92660 Attention: Richard D. Tipton Facsimile No.: (949) 719-6472

    Any such notice shall be effective (a) upon receipt if personally delivered, (b) on the date of the facsimile transmission (which date is indicated by the facsimile machine of the party) if sent by facsimile and confirmed by mail, (c) on the first business day if sent by a nationally recognized overnight courier or overnight mail that guarantees overnight delivery and (d) on the third business day following the date of mailing if sent by registered or certified mail. Each party may change the address to which notices are to be delivered by giving notice as provided in this Section.

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    16.2.  Assignment.  This Agreement shall inure to the benefit of, and be binding upon the parties hereto, their successors and permitted assigns. This Agreement and the rights or obligations hereunder shall not be assignable by either party without the express written consent of the other party; provided, however, that Distributor may assign this Agreement or any of its rights or obligations hereunder to any Affiliate of Distributor, without the necessity of consent.

    16.3.  Waiver.  No waiver of any provision of this contract shall be effective unless made in writing. No waiver of any breach of any provision of this contract shall constitute a waiver of any subsequent breach of the same or of any other provision of this contract.

    16.4.  Governing Law and Dispute Resolution.  Any dispute regarding the interpretation of validity hereof shall be governed by the laws of the State of California, exclusive of that body of law relating to choice of law. The parties hereby agree that any and all disputes, controversies or differences arising from or in relation to or in connection with this Agreement shall be conducted in English and settled by mutual consultation between the parties hereto in good faith as promptly as possible, but failing an amicable settlement, shall be settled by arbitration in English. Any arbitration required by this Agreement shall be conducted before a single arbitrator in Los Angeles or Orange County, California in accordance with the commercial arbitration rules of the American Arbitration Association then existing, and any award, order or judgment pursuant to such arbitration may be enforced in any court of competent jurisdiction. The arbitrator shall apply rules of California law. All such arbitration proceedings shall be conducted on a confidential basis. Notwithstanding the foregoing, either party may seek injunctive or other equitable relief in a court of law without proceeding through arbitration. In the event either party to this Agreement shall bring any action to enforce any provision of this Agreement, the prevailing party in such action shall be entitled to recover all costs and expenses, including reasonable attorneys' fees, incurred by such party in connection with such action.

    16.5.  Force Majeure.  Neither party to this Agreement shall be liable for its failure to perform any of its obligations hereunder or under any purchaser order issued in furtherance of this Agreement, or for its failure to cure any default under this Agreement or any related purchase order, during any period in which such performance or cure is delayed or prevented by war, embargo, riot or intervention of any governmental authority, or any other similar circumstances beyond the control of such party; provided that such party shall immediately notify the other party in writing of the reasons for the delay and, if possible, the duration of such delay.

    16.6.  Severability.  The provisions of this Agreement are severable if any one or more such provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of this Agreement shall nevertheless be binding on and enforceable by and between the parties hereto.

    16.7.  Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings between them relating to the subject matter hereunder and no modifications of this Agreement shall be binding on either party unless it is in writing and signed by both parties.

    16.8.  Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original and both of which together shall constitute one instrument.

    16.9.  Survival.  The provisions of Sections 7, 9.2, 10, 11, 12, 13, 15, 16.2, 16.4, 17.6, 16.7 and this Section 16.9, shall survive the termination of this Agreement.

    16.10.  Adherance to applicable laws.  Distributor shall all times conduct its efforts hereunder in strict accordance with all applicable federal, state and local laws and regulations.

    16.11  Non-disclosure.  (a) All business information and materials containing business information provided by the Disclosing Party ("Disclosing Party" is the one of either Fiberstars or Distributor who is disclosing confidential information) to the Other Party ("Other Party" is the one of either Fiberstars or Distributor who has received the confidential information), including but not limited to lists of present or prospective customers or vendors or of persons that have or shall have dealt with Disclosing Party or purchased either Fiberstars' or Distributor's products through the Other Party or otherwise, customer requirements, preferences and methods of operation, management information reports and other computer-generated reports, pricing policies and details, details of contracts, operational methods, plans or strategies, business acquisition plans, new personnel acquistion plans and other business affairs of Disclosing Party and any of its affiliates learned by the Other Party heretofore or hereafter, are and shall be treated as confidential. The Other Party agrees for itself and on behalf of its directors, officers, employees and agents to whom such information and materials is disclosed, that it and they shall keep such information and materials confidential and retain them in strictest confidence both during and after the term of this Agreement. Such information shall not be disclosed by the Other Party to any person except to officers and employees of the other Party requiring such information or material to perform services pursuant to this Agreement, and shall not be used for the benefit of the Other Party or any third party except in connection with services rendered pursuant to this Agreement. The Other Party shall be liable to Disclosing Party for damages caused by any breach of this provision or by any unauthorized disclosure or use of such confidential information and materials by its officers and employees or third parties to whom unauthorized disclosure was made. In addition to any other rights or remedies which may be available to Disclosing Party, Disclosing Party shall be entitled to appropriate injunctive relief or specific performance against Other Party or Other Party's officers and employees to prevent unauthorized disclosure of such confidential information and materials or other breach of this provision. Other Party acknowledges and agrees that such unauthorized disclosure of other breach of this provision will cause irreparable injury to Disclosing Party and that money damages will not provide adequate remedy to Disclosing Party. Disclosing Party shall be entitled to recover from Other Party its costs, expenses and attorney's fees incurred in enforcing its rights under this Paragraph 16.11. Other Party shall return to Disclosing Party all such information and materials and all copies thereof immediately upon the termination of this Agreement. (b) This obligation of confidentiality shall not apply to any information which (i) was known to the receiving party at the time of receipt; (ii) was in the public domain at the time of receipt; (iii) becomes public through no fault of the party obligated to keep it confidential; (iv) such party legitimately learns from third parties who are under no obligation of confidentiality with respect to the information; (v) may be determined by analysis of the Products; or (vi) is required by applicable law to be divulged. (c) The provisions of this Paragraph 16.11 shall survive the termination or expiration of this Agreement.

[Remainder of Page Intentionally Left Blank—Signature Page Follows]

    IN WITNESS WHEREOF, these parties hereto have executed this Agreement by their duly authorized representatives, effective as of the date first set forth above.

FIBERSTARS, INC.		LAARS, INC.
By:	/s/ Robert A. Connors	By:	/s/ Robert J. Rasp

Name:	Robert A. Connors	Name:	Robert J. Rasp

Title:	Chief Financial Officer	Title:	General Manager

Exhibit A

    [Note: Set forth below is a preliminary marketing activity budget for the fiscal year beginning November 1, 2000 and ending October 31, 2001 ("FY 2000"). This budget is intended to serve as a general guideline for disbursement of marketing funds and is based upon first year sales of $18M. Actual disbursements will vary according to the needs of the marketing program, sales of product and other factors.]

Marketing Activity	% of Marketing Funds		Approximate Budget
(1) sales meetings	[*]	%	$	[*]
(2) trade shows	[*]	%	$	[*]
(3) literature	[*]	%	$	[*]
(4) co-op advertising	[*]	%	$	[*]
(5) advertising	[*]	%	$	[*]
(6) public relations	[*]	%	$	[*]
(7) direct mail, promotions	[*]	%	$	[*]
(8) displays, samples, demos	[*]	%	$	[*]

			$	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Exhibit B

[Graphic]

[Logo] Fiberstars
Lighting For The 21st Century-Registered Trademark-
44259 Nobel Drive
Fremont, CA 94538
Tel (800) 327-7877
Tel (510) 490-0719
Fax (510) 490-3247
www.fiberstars.com

Y2KOK

IMPORTANT CHANGES FOR 2000

New Fiber Kit Part Numbers

    Fiberstars is using new, simplified part numbers to denote its fiber optic cable kits. Here is a diagram to explain the numbers. Note that the old number is in parenthesis next to the new one.

Fiber Size (# of Strands)	Kit	Fiber Length (in feet)	Old Part Number
B50K-40 (SHD-KIT-40) [GRAPHIC]

New Feature Illuminator Part Numbers

    Fiberstars is using 1500 as the new series number for the Feature Illuminator. This illuminator was formerly known as the FI Series. The RM1 Wireless remote control will now plug-in to the new style 1500 Series. The X-10 style FI-CR has been discontinued, and the 1504 replaces the FI-CJ. Note that the old number is in parenthesis next to the new one.

    1500 (FI-W)—White Light Only
    1504 (FI-C)—White Light Only

New RM6000 Configuation

    The RM6000 has a new lower price due to the separation of the Sensor Pack (RM-6000-SP) from the main unit. This allows the customer to have a Wireless remote control without the automatic operating portion, but can be added on as an option. Also new is the Time Clock plug-in option (RM-6000-TC). This option will be available Spring of 2000.

New B300K-14

    A 300 strand, 14' pool light kit.

New Fiberstars® Falls in 36" and 48"

    We now offer our popular fiber optic waterfall in 36" and 48" wide versions, in all fiber lengths.

New 30 strand FSCA Perimeter Fiber

    Our FSCA perimeter fiber, made to fit Cardinal, Arbor, and Cinderella copings, is now 30 strands; just like the FSSB fiber.

New Parts Pricing List

    Our complete line of replacement parts for all illuminators is listed at the end of the pricing, and can be referenced to our Parts Diagram section of the Product Book.

TERMS

    Terms: Payment terms are Net 30 days (OAC), unless otherwise agreed. Fiberstars reserves the right to hold any orders if an account has open invoices that extend beyond payment terms.

    Orders: Orders will only be accepted with a written purchase order signed by an authorized agent of the issuing customer.

    Minimum Billing: Any order less than $100.00 will incur a $25.00 additional processing charge.

    Returns: All returns require a Return Authorization Number (RGA #). Fiberstars will not be responsible for product returned without an RGA #. Call Fiberstars Customer Support Department at (800) 327-7877 before returning any goods to Fiberstars, Inc. A minimum restocking charge of 25% applies. Customer is responsible for shipping both ways.

    Taxes: Any Federal or State Excise Tax for which we may be liable on any sale will be charged to and paid by the buyer. Customer is responsible for furnishing resale certificate.

Fiberstars 2000 Distributor Pricing

ITEM		PART#	DESCRIPTION	DIST	DEALER
Illuminators	Lifetime	6000	Lifetime Illuminator—Metal Halide White Light Only	[*]	[*]
	Illuminator	6004	Lifetime Illuminator—Metal-Halide 4-Position Color Wheel	[*]	[*]
		6008	Lifetime Illuminator—Metal-Halide 8-Position Color Wheel	[*]	[*]
NEW!		RM-6000	WIRELESS Remote Control System for Lifetime Illuminator	[*]	[*]
NEW!		RM-6000-SP	Plug-in Sensor Pack For Auto Operation	[*]	[*]
NEW!		RM-6000-TC	Plug-in Time Clock	[*]	[*]
		6008-M	Lifetime Illuminator—Metal-Halide MASTER SYNCH	[*]	[*]
		6008-S	Lifetime Illuminator—Metal-Halide SLAVE SYNCH	[*]	[*]
		6008-MR	Lifetime Illuminator—Metal-Halide MST SYNCH REMOTE	[*]	[*]
		6008-SR	Lifetime Illuminator—Metal-Halide SLV SYNCH REMOTE	[*]	[*]
	System	2000	System2000 Quartz-Halogen White Light Only	[*]	[*]
	2000	2004	System2000 Quartz-Halogen 4-Position Color Wheel	[*]	[*]
		2008	System2000 Quartz-Halogen 8-Position Color Wheel	[*]	[*]
		RM1	Remote Control-WIRELESS for System2000	[*]	[*]
		2008-M	System2000 Quartz-Halogen MASTER SYNCH	[*]	[*]
		2008-S	System2000 Quartz-Halogen SLAVE SYNCH	[*]	[*]
		2008-MR	System2000 Quartz-Halogen MST SYNCH REMOTE	[*]	[*]
		2008-SR	System2000 Quartz-Halogen SLV SYNCH REMOTE	[*]	[*]
	Feature	1500 (FI-W)	Feature Illuminator White Light Only	[*]	[*]
	Illuminator	1504 (FI-C)	Feature Illuminator Color, Manual	[*]	[*]
		RM1	Remote Control—WIRELESS for 1500 Series	[*]	[*]
	FS-250	FS250-EG	Quartz-Hlgn 4-Position, Manual	[*]	[*]
	"shoe box"	FS250-EGR	Quartz-Hlgn 4-Position, Remote	[*]	[*]
Pool Fiber	150 Strand	B150K-7 (FG-150-7)	150 Strand, 7' kit.	[*]	[*]
Kits		B150K-9 (FG-150-9)	150 Strand, 9' kit.	[*]	[*]
		B150K-12 (FG-150-12)	150 Strand, 12' kit.	[*]	[*]
		B150K-14 (FG-150-14)	150 Strand, 14' kit.	[*]	[*]
	225 Strand	B225K-7 (FG-225-7)	225 Strand, 7' kit.	[*]	[*]
		B225K-9 (FG-225-9)	225 Strand, 9' kit.	[*]	[*]
		B225K-12 (FG-225-12)	225 Strand, 12' kit.	[*]	[*]
		B225K-14 (FG-225-14)	225 Strand, 14' kit.	[*]	[*]
		B225K-18 (FG-225-18)	225 Strand, 18' kit.	[*]	[*]
	300 Strand	B300K-7 (FG-300-7)	300 Strand, 7' kit.	[*]	[*]
		B300K-9 (FG-300-9)	300 Strand, 9' kit.	[*]	[*]
		B300K-12 (FG-300-12)	300 Strand, 12' kit.	[*]	[*]
NEW!		B300K-14 (FG-300-14)	300 Strand, 14' kit.	[*]	[*]
		B300K-18 (FG-300-18)	300 Strand, 18' kit.	[*]	[*]
Supplemental	25 Strand	B25K-8 (SF-KIT-8)	25 Strand, 8' Kit	[*]	[*]
Fiber Kits		B25K-15 (SF-KIT-15)	25 Strand, 15' Kit	[*]	[*]
		B25K-25 (SF-KIT-25)	25 Strand, 25' Kit	[*]	[*]
		B25K-40 (SF-KIT-40)	25 Strand, 40' Kit	[*]	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

	50 Strand	B50K-8 (SHD-KIT-8)	50 Strand, 8' Kit	[*]	[*]
		B50K-15 (SHD-KIT-15)	50 Strand, 15' Kit	[*]	[*]
		B50K-25 (SHD-KIT-25)	50 Strand, 25' Kit	[*]	[*]
		B50K-40 (SHD-KIT-40)	50 Strand, 40' Kit	[*]	[*]
		B50K-50 (SHD-KIT-50)	50 Strand, 50' Kit	[*]	[*]
	75 Strand	B75K-8 (BPF-KIT-8)	75 Strand, 8' Kit	[*]	[*]
		B75K-15 (BPF-KIT-15)	75 Strand, 15' Kit	[*]	[*]
		B75K-25 (BPF-KIT-25)	75 Strand, 25' Kit	[*]	[*]
		B75K-40 (BPF-KIT-40)	75 Strand, 40' Kit	[*]	[*]
		B50K-50 (BPF-KIT-50)	75 Strand, 50' Kit	[*]	[*]
		B75K-60 (BPF-KIT-60)	75 Strand, 60' Kit	[*]	[*]
	100 Strand	B100K-8 (B100-KIT-8)	100 Strand, 8' Kit	[*]	[*]
		B100K-15 (B100-KIT-15)	100 Strand, 15' Kit	[*]	[*]
		B100K-25 (B100-KIT-25)	100 Strand, 25' Kit	[*]	[*]
		B100K-40 (B100-KIT-40)	100 Strand, 40' Kit	[*]	[*]
		B100K-50 (B100-KIT-50)	100 Strand, 50' Kit	[*]	[*]
		B100K-60 (B100-KIT-60)	100 Strand, 60' Kit	[*]	[*]
Bulk Fiber	BULK	B12-250 (BAF-250)	12 strand fiber, 250' roll	[*]	[*]
Rolls	12 Strand	B12-125 (BAF-125)	12 strand fiber, 125' roll	[*]	[*]
		B-12 (BAF)	12 strand fiber, by the foot	[*]	[*]
	BULK	B25-250 (BSF-250)	25 Strand Fiber, 250' Roll	[*]	[*]
	25 Strand	B25-125 (BSF-125)	25 Strand Fiber, 125' Roll	[*]	[*]
		B25 (BSF)	25 Strand Fiber, By The Foot	[*]	[*]
	BULK	B50-500	50 Strand Fiber, 500' Roll	[*]	[*]
	50 Strand	B50-250	50 Strand Fiber, 250' Roll	[*]	[*]
		B50-125	50 Strand Fiber, 125' Roll	[*]	[*]
		B50	50 Strand Fiber, By The Foot	[*]	[*]
	BULK	B75-500 (BPF-500)	75 Strand Fiber, 500' Roll	[*]	[*]
	75 Strand	B75-250 (BPF-250)	75 Strand Fiber, 250' Roll	[*]	[*]
		B75-125 (BPF-125)	75 Strand Fiber, 125' Roll	[*]	[*]
		B75 (BPF)	75 Strand Fiber, By The Foot	[*]	[*]
	BULK	B100-500	100 Strand Fiber, 500' Roll	[*]	[*]
	100 Strand	B100-250	100 Strand Fiber, 250' Roll	[*]	[*]
		B100-125	100 Strand Fiber, 125' Roll	[*]	[*]
		B100	100 Strand Fiber, By The Foot	[*]	[*]
	BULK	B150-250 (FGF-250)	150 Strand Fiber, 250' Roll	[*]	[*]
	150 Strand	B150 -50 (FGF-50)	150 Strand Fiber, 50' Roll	[*]	[*]
		B150 (FGF)	150 Strand Fiber, By The Foot	[*]	[*]
	BULK	B225-250 (FGF-HD-250)	225 Strand Fiber, 250' Roll	[*]	[*]
	225 Strand	B225-50 (FGF-HD-50)	225 Strand Fiber, 50' Roll	[*]	[*]
		B225 (FGF-HD)	225 Strand Fiber, By The Foot	[*]	[*]
	BULK	B300-250	300 Strand Fiber, 250' Roll	[*]	[*]
	300 Strand	B300-50	300 Strand Fiber, 50' Roll	[*]	[*]
		B300	300 Strand Fiber, By The Foot	[*]	[*]
Lens Kits	Gunite-White	LNS-G	Lens Housing for Gunite—White	[*]	[*]
	Gunite-Black	LNS-GB	Lens Housing for Gunite—Black	[*]	[*]
	Gunite-Insider	LNS-GI	Lens Housing for Gunite—Insider	[*]	[*]
	Vinyl Liner	LNS-V	Lens Housing for Vinyl—White	[*]	[*]
	Acrylic/Fib	LNS-A	Lens Housing for Acrylic—White	[*]	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Feature Light		FLG	Feature Light for Gunite, Grey	[*]	[*]
		FLW	Feature Light for Gunite, White	[*]	[*]
		FLW-V	Feature Light for Vinyl, White	[*]	[*]
		FLW-A	Feature Light for Fib., White	[*]	[*]
Fiberstars	12" Wide	LF12-15	Fiberstars Falls, 12" Wide, with 15'	[*]	[*]
Falls		LF12-25	Fiberstars Falls, 12" Wide, with 25'	[*]	[*]
		LF12-40	Fiberstars Falls, 12" Wide, with 40'	[*]	[*]
	18" Wide	LF18-15	Fiberstars Falls, 18" Wide, with 15'	[*]	[*]
		LF18-25	Fiberstars Falls, 18" Wide, with 25'	[*]	[*]
		LF18-40	Fiberstars Falls, 18" Wide, with 40'	[*]	[*]
	24" Wide	LF24-15	Fiberstars Falls, 24" Wide, with 15'	[*]	[*]
		LF24-25	Fiberstars Falls, 24" Wide, with 25'	[*]	[*]
		LF24-40	Fiberstars Falls, 24" Wide, with 40'	[*]	[*]
NEW!	36" Wide	LF36-15	Fiberstars Falls, 36" Wide, with 15'	[*]	[*]
NEW!		LF36-25	Fiberstars Falls, 36" Wide, with 25'	[*]	[*]
NEW!		LF36-40	Fiberstars Falls, 36" Wide, with 40'	[*]	[*]
NEW!	48" Wide	LF48-15	Fiberstars Falls, 48" Wide, with 15'	[*]	[*]
NEW!		LF48-25	Fiberstars Falls, 48" Wide, with 25'	[*]	[*]
NEW!		LF48-40	Fiberstars Falls, 48" Wide, with 40'	[*]	[*]
Wall	FiberDisk	FD-WAVE	FiberDisk Clear Disk-Wave	[*]	[*]
Features		FD-DOLP	FiberDisk Clear Disk-Dolphin	[*]	[*]
		FD-PALM	FiberDisk Clear Disk-Palm Tree	[*]	[*]
		FDF-15	FiberDisk Frame with 15' fiber	[*]	[*]
		FDF-25	FiberDisk Frame with 25' fiber	[*]	[*]
		FDF-40	FiberDisk Frame with 40' fiber	[*]	[*]
		FDF-60	FiberDisk Frame with 60' fiber	[*]	[*]
	FiberSconce	WS1-15	FiberSconce with 15' fiber	[*]	[*]
		WS1-25	FiberSconce with 25' fiber	[*]	[*]
		WS1-40	FiberSconce with 40' fiber	[*]	[*]
		WS1-60	FiberSconce with 60' fiber	[*]	[*]
Fiber	Fiber	FF-G	Fiber Fountain, for Gunite	[*]	[*]
Fountain	Fountain	FF-V	Fiber Fountain, for Vinyl	[*]	[*]
		FF-A	Fiber Fountain, for Fib/Acrylic	[*]	[*]
Perimeter	Flat-Back	FSSB-1000	30 Strand, 1000' Roll	[*]	[*]
Fiber		FSSB-500	30 Strand, 500' Roll	[*]	[*]
		FSSB-200	30 Strand, 200' Roll	[*]	[*]
		FSSB-150	30 Strand, 150' Roll	[*]	[*]
		FSSB-125	30 Strand, 125' Roll	[*]	[*]
		FSSB	30 Strand, by the foot	[*]	[*]
	Flat-Back	FSEO-1000	21 Strand, 1000' Roll	[*]	[*]
		FSEO-500	21 Strand, 500' Roll	[*]	[*]
		FSEO-200	21 Strand, 200' Roll	[*]	[*]
		FSEO-150	21 Strand, 150' Roll	[*]	[*]
		FSEO-125	21 Strand, 125' Roll	[*]	[*]
		FSEO	21 Strand, by the foot	[*]	[*]
	Flat-Back	FSCA-200	30 Strand, 200' Roll	[*]	[*]
		FSCA-150	30 Strand, 150' Roll	[*]	[*]
		FSCA-125	30 Strand, 125' Roll	[*]	[*]
		FSCA	30 Strand, by the foot	[*]	[*]
	Flat-Back	FSSB-CBL42-1000	42 Strand CABLED, 1000' Roll	[*]	[*]
		FSSB-CBL42-500	42 Strand CABLED, 500' Roll	[*]	[*]
		FSSB-CBL42-200	42 Strand CABLED, 200' Roll	[*]	[*]
		FSSB-CBL42-150	42 Strand CABLED, 150' Roll	[*]	[*]
		FSSB-CBL42-125	42 Strand CABLED, 125' Roll	[*]	[*]
		FSSB-CBL42	42 Strand CABLED, by the foot	[*]	[*]
	Round	CBL42-1000	42 Strand CABLED, 1000' Roll	[*]	[*]
		CBL42-500	42 Strand CABLED, 500' Roll	[*]	[*]
		CBL42-200	42 Strand CABLED, 200' Roll	[*]	[*]
		CBL42-150	42 Strand CABLED, 150' Roll	[*]	[*]
		CBL42-125	42 Strand CABLED, 125' Roll	[*]	[*]
		CBL42	42 Strand CABLED, by the foot	[*]	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Perimeter		TRK-OVW50	50' White Track	[*]	[*]
Track		TRK-OVC50	50' Clear Track	[*]	[*]
		TRK-BBW50	50' White Bond Beam Track	[*]	[*]
		TRK-VLW100	100' Vinyl Liner Track 4' sections	[*]	[*]
		FS-130	165' Roll clear double-sided tape	[*]	[*]
		FS-136	10.3 oz. tube of Oxime-cure silicone	[*]	[*]
		FS-138	Case of 24 Oxime-cure silicone	[*]	[*]
		FS-120	Clear finish fitting for perimeter	[*]	[*]
		FS-134	Acrylic step entry fitting	[*]	[*]
		FS-139	Acrylic step kit	[*]	[*]
		FS-156	White adapter disk for LNS-A	[*]	[*]
Landscape	StarGlo	SG-100	Star Glo Landscape Fixture	[*]	[*]
Lighting		SG-KIT-15	Star Glo Kit—25 strand, 15'	[*]	[*]
		SG-KIT-25	Star Glo Kit—25 strand, 25'	[*]	[*]
		SG-KIT-40	Star Glo Fixture Kit—25 strand, 40'	[*]	[*]
	Fiberstix	FSTX-6	Fiberstix Landscape Fixture	[*]	[*]
		STX-KIT-4A	Fiberstix kit with 4 fixtures	[*]	[*]
		STX-KIT-4B	Fiberstix kit with 4 fixtures	[*]	[*]
		STX-KIT-6	Fiberstix kit with 6 fixtures	[*]	[*]
Tools/Misc		FS-118	Heavy Duty Hot Knife, 60 Watt	[*]	[*]
		FS-118A	Pkg. Of 5 Replacement Blades	[*]	[*]
		FS-115	Disposable Epoxy Kit	[*]	[*]
		FS-117	Lens Tightening Tool NEW!	[*]	[*]
		A9792/A9903	Centering device "large"	[*]	[*]
		A9787/A9904	Centering device "small"	[*]	[*]
		B10724	Fiber Glo® lens only	[*]	[*]
		B11458	Broadcast lens only	[*]	[*]
		B9937	Even Glo® lens only	[*]	[*]
		A8891	Lens o-ring, small	[*]	[*]
		A8892	Lens o-ring, large	[*]	[*]
Parts		A10689	COLOR WHEEL MOTOR FS4	[*]	[*]
		A10690	COLOR WHEEL MOTOR 3.6 RPM 19.7V FS250/ FS3 (LATE)	[*]	[*]
		A10711	SCREW COVER FS4/FS5	[*]	[*]
		A10751	PORT ASSEMBLY FS4	[*]	[*]
		A10759	TOP ASSEMBLY FS4	[*]	[*]
		A10980	PORT ASSEMBLY 2000	[*]	[*]
		A11212	PORT ASSEMBLY FS5	[*]	[*]
		A11213	COLOR WHEEL FS5/2008	[*]	[*]
		A11216	TOP ASSEMBLY FS5	[*]	[*]
		A11218	COLOR WHEEL MOTOR ASSEMBLY FS5	[*]	[*]
		A11246	SCREW CHASSIS TO BASE FS4/FS5/2000/6000	[*]	[*]
		A11285	LAMP BRACKET ASSEMBLY FS4/FS5	[*]	[*]
		A11526	TOGGLE SWITCH 3 POSITION	[*]	[*]
		A11598	FUSE 1/10A AUTO-CONTROL 2000/6000	[*]	[*]
		A11603	SCREW COVER 2000/6000	[*]	[*]
		A11604	TOP ASSEMBLY 2000	[*]	[*]
		A11678	LAMP HOLDER ASSEMBLY FOR 2000	[*]	[*]
		A11690	COLOR WHEEL FS5/2008 SYNC UNITS	[*]	[*]
		A12240	PORT ASSEMBLY 6000	[*]	[*]
		A12269	FUSE 7A MAIN POWER 6000	[*]	[*]
		A12679	COLOR WHEEL SYNC UNITS (6000 VER.3)(2000 VER.2)	[*]	[*]
		A7002	FAN (FS250, FS3, ALL 2000, ALL 6000)	[*]	[*]
		A7003	FAN CORD	[*]	[*]
		A7012	FUSE HOLDER	[*]	[*]
		A8092	COLOR WHEEL NUT (ALL MODELS)	[*]	[*]
		A8122	SCREW COVER FS250	[*]	[*]
		A8154	FAN 120V FS4/FS5 (OLD STYLE) REPLACE WITH FSRT-D	[*]	[*]
		A8630	COLOR WHEEL MOTOR 3.6 RPM 19.7V	[*]	[*]
		A8633	COLOR WHEEL MOTOR FLANGE	[*]	[*]
		A8935	COLOR WHEEL MOTOR 1.0 RPM 19.7V	[*]	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

A9150	SCREW FOR COLOR WHEEL MOTOR FLANGE	[*]	[*]
A9161	X-10 RECEIVER MODULE	[*]	[*]
A9163	RELAY COLOR WHEEL	[*]	[*]
A9173	TOGGLE SWITCH 2 POSITION	[*]	[*]
A9182	FUSE 2.5A MAIN POWER	[*]	[*]
A9506	SCREWS FOR PANEL/ LID FS3	[*]	[*]
A9521	SPRING CLIP FOR LAMP FS3	[*]	[*]
A9547	MAGNET FOR SYNC COLOR WHEEL	[*]	[*]
A9811	SENSOR FOR SYNC UNITS	[*]	[*]
A9881	THERMAL OVERLOAD/FUSE ASSEMBLY FS3	[*]	[*]
B7094	FRONT PANEL (PORT END) FOR FS250	[*]	[*]
B9084	CLIP FOR FIBER PORT FS3	[*]	[*]
B9155	LAMP SOCKET—ALL QUARTZ-HALOGEN UNITS	[*]	[*]
B9785	LEXAN COVER SHADED FS3	[*]	[*]
C12467	CIRCUIT BOARD MASTER (REPLACES C11227)	[*]	[*]
C12468	CIRCUIT BOARD SLAVE (REPLACES C-9514)	[*]	[*]
C9171	BACK PANEL (CORD END) FOR FS250	[*]	[*]
C9516	TRANSFORMER C/W MOTOR 6008 SYNC UNITS	[*]	[*]
D10638	TOP ASSEMBLY SOLID BLACK FS4/FS5	[*]	[*]
D12028	FAN BAFFLE 2000	[*]	[*]
D9144E	TRANSFORMER 125V, FOR ALL QUARTZ-HALOGEN UNITS	[*]	[*]
D9577	TOP ASSEMBLY FS3	[*]	[*]
E12312	BOTTOM ASSEMBLY 2000/6000	[*]	[*]
E8004	BOTTOM ENCLOSURE FS250	[*]	[*]
E9167	TOP ENCLOSURE FS250	[*]	[*]
FS-108	PORT ASSEMBLY FS250	[*]	[*]
FS-115	DISPOSABLE EPOXY KIT	[*]	[*]
FS-122	PORT ASSEMBLY FS3	[*]	[*]
FS-126	X-10 4 BUTTON TRANSMITTER	[*]	[*]
FS-128	X-10 2 BUTTON WIRELESS OPTION	[*]	[*]
FS-162	INSTALLATION BASE FS4/FS5	[*]	[*]
FSRT-A	SCREEN AND SHIM KIT FOR FS4, FS5	[*]	[*]
FSRT-C	FAN KIT, LOW VOLTAGE	[*]	[*]
FSRT-D	DUAL FAN KIT WITH BAFFLE	[*]	[*]
FSRT-DSYNC	DUAL FAN KIT WITH BAFFLE SYNC UNITS	[*]	[*]
HI-109	LAMP 150W 21V HALOGEN FOR FEATURE ILLUMINATOR	[*]	[*]
HI-110	LAMP 183W 19.7V HALOGEN	[*]	[*]
HI-111	LAMP 200W 19.7V HALOGEN	[*]	[*]
PT-03C	COLOR WHEEL FS3/FS250	[*]	[*]
PT-03C-SYN	COLOR WHEEL FS4 SYNC UNITS	[*]	[*]
PT-03D	COLOR WHEEL FS4/2004	[*]	[*]
Y10-4005	COLOR WHEEL MOTOR ASSEMBLY 2004	[*]	[*]
Y10-4010	COLOR WHEEL MOTOR ASSEMBLY 6004	[*]	[*]
Y10-8005	COLOR WHEEL MOTOR ASSEMBLY 2008	[*]	[*]
Y10-8010	COLOR WHEEL MOTOR ASSEMBLY 6008	[*]	[*]
Y10-8030	COLOR WHEEL MTR ASSY SYNC MASTER (6000 V.3)(2000 V.2)	[*]	[*]
Y10-8031	COLOR WHEEL MTR ASSY SYNC SLAVE (6000 V.3)(2000 V.2)	[*]	[*]
Y10-8040	CIRCUIT BOARD W/ SENSOR MASTER (6000 V.3)(2000 V.2)	[*]	[*]
Y10-8041	CIRCUIT BOARD W/ SENSOR SLAVE (6000 V.3)(2000 V.2)	[*]	[*]
Y20-2050	LAMP BRACKET ASSEMBLY 2000	[*]	[*]
Y20-6000	LAMP ASSEMBLY 6000	[*]	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

Y20-6050	HOT MIRROR BRACKET ASSEMBLY 6000	[*]	[*]
Y20-6900	THERMAL OVERLOAD ASSEMBLY UNIVERSAL	[*]	[*]
Y30-0020	THERMAL OVERLOAD (ALL MODELS)	[*]	[*]
Y30-6005	RM1 KEYCHAIN REMOTE (TRANSMITTER ONLY)	[*]	[*]
Y30-6110	PHOTO SENSOR ONLY RM6000	[*]	[*]
Y30-6900	FUSE HOLDER (INLINE) UNIVERSAL	[*]	[*]
Z30-0010	RESISTOR	[*]	[*]
[*]
CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

  NOTES

  Fiberstars, #1 in Fiber Optics™.

  The Fiberstars 6000 Series Illuminator:
    •  Metal-Halide for a Brighter, Whiter Light
    •  Lifetime Limited Warranty,   Including the Lamp!
    •  Up to 6000+ hours of Lamp Life
    •  Easy to Install, WIRELESS Remote Control

  Pre-cut Fiber Kits
    •  Featuring Select LK Grade Fiber
    •  Pre-polished Output
    •  Easy to Install

  NEW 36" and 48" Fiberstars® Falls

  Quick and Easy FAX-Back Design Service
    •  Just FAX your pool plan to (510) 490-3247
    •  We design the optimum lighting system
    •  Includes a material list

  Dealer Incentive Program
    •  One of the Best in the Industry
    •  Combines with Sta-Rite's Incentive Program

  [Logo] Fiberstars
  Lighting For The 21st Century®
  44259 Nobel Drive
  Fremont, CA 94538
  Tel (800) 327-7877
  Tel (510) 490-0719
  Fax (510) 490-3247
  www.fiberstars.com

QuickLinks

EXCLUSIVE MARKETING AND DISTRIBUTION AGREEMENT
RECITALS
AGREEMENT
Exhibit A
Exhibit B
IMPORTANT CHANGES FOR 2000
TERMS
Fiberstars 2000 Distributor Pricing